Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 126	Trade Date: 7/26/2004
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 7/29/2004

The date of this Pricing Supplement is July 26, 2004

CUSIP or Common Code:	41013M6K1	41013M6L9	41013M6M7	41013M6N5	41013M6P0

Price to Public:	100.000%	100.000%	100.000%	100.000%	100.000%

Principal Amount:	$712,000.00	$1,265,000.00	$1,026,000.00	$95,000.00	$834,000.00

Proceeds to Issuer:	$708,440.00	$1,257,093.75	$1,017,792.00	$94,050.00	$822,324.00

Discounts and Commissions:	0.500%	0.625%	0.800%	1.000%	1.400%

Reallowance:	0.100%	0.150%	0.150%	0.150%	0.200%

Dealer:	99.625%	99.500%	99.350%	99.200%	98.800%

Maturity Date:	7/15/2006	7/15/2007	7/15/2008	7/15/2009	7/15/2012

Stated Annual Interest Rate:	2.550%	3.050%	3.450%	3.800%	4.450%

Interest Payment Frequency:	Semi	Monthly	Monthly	Monthly	Monthly

First Payment Date:	1/15/2005	8/15/2004	8/15/2004	8/15/2004	8/15/2004

Additional Amounts:	N/A	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes	Yes

Callable by Issuer:	No	No	No	No	No

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	N/A	N/A	N/A

Original Issue Discount[1]:	N/A	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A	N/A

Effective April 7, 2003 the name of Solomon Smith Barney Inc., an agent of the program, was changed to Citigroup Global Markets Inc.

[1]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.

Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 126	Trade Date: 7/26/2004
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 7/29/2004

The date of this Pricing Supplement is July 26, 2004

CUSIP or Common Code:	41013M6Q8	41013M6R6	41013M6T2	41013M6U9

Price to Public:	100.000%	100.000%	100.000%	100.000%

Principal Amount:	$1,560,000.00	$211,000.00	$567,000.00	$2,020,000.00

Proceeds to Issuer:	$1,538,160.00	$207,835.00	$557,077.50	$1,969,500.00

Discounts and Commissions:	1.400%	1.500%	1.750%	2.500%

Reallowance:	0.200%	0.200%	0.275%	0.350%

Dealer:	98.800%	98.800%	98.600%	97.850%

Maturity Date:	7/15/2012	7/15/2014	7/15/2016	7/15/2029

Stated Annual Interest Rate:	Step: 3.000% through 7/14/2006, and 6.000% thereafter (unless called)	4.750%	5.250%	5.700%

Interest Payment Frequency:	Monthly	Monthly	Semi	Semi

First Payment Date:	8/15/2004	8/15/2004	1/15/2005	1/15/2005

Additional Amounts:	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes

Callable by Issuer:	Yes	No	Yes	Yes

If Callable by Issuer, dates and terms of redemption (including the redemption price)	7/15/2006 Callable one time only at 100% on call date above with 30 days notice.	N/A	1/15/2007 Callable one time only at 100% on call date above with 30 days notice.	7/15/2009 Callable one time only at 100% on call date above with 30 days notice.

Original Issue Discount[2]:	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A

[2]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.